SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – January 24, 2008

LOCKHEED MARTIN CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-11437	52-1893632
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6801 Rockledge Drive, Bethesda, Maryland	20817
(Address of principal executive offices)	(Zip Code)

(301) 897-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.	Compensatory Arrangements of Certain Officers.

Clawback Policy. On January 24, 2008, the Board of Directors amended Lockheed Martin Corporation’s Corporate Governance Guidelines to include what is commonly referred to as a recoupment or “clawback” policy. If the Board of Directors determines that any elected officer’s intentional misconduct, gross negligence or failure to report another’s intentional misconduct or gross negligence:

•	was a contributing factor to the Corporation having to restate any of its financial statements filed with the Securities and Exchange Commission; or

•	constituted fraud, bribery or other illegal act (or contributed to another person’s fraud, bribery or other illegal act) which adversely impacted the Corporation’s financial position or reputation;

then, after consideration of all the facts and circumstances that the Board of Directors in its sole discretion considers relevant, the Board of Directors shall take such action as it deems to be in the best interests of the Corporation and necessary to remedy the misconduct and prevent its recurrence. The policy notes that, among other things, the Board of Directors may seek to recover or require reimbursement of incentive performance and equity awards made to the elected officer after January 1, 2008 under any plan providing for incentive compensation, equity compensation or performance-based compensation. Concurrently, the Board of Directors amended the Corporation’s Management Incentive Compensation Plan (“MICP”), which is an annual incentive bonus plan, to incorporate similar language.

In order to implement the corporate governance policy on clawbacks and to ensure that proprietary information is protected and facilitate retention of key employees, the Management Development and Compensation Committee (the “Compensation Committee”) of the Board of Directors approved provisions to be included in the award agreements for the restricted stock units (“RSUs”), stock options, and long-term incentive performance (“LTIP”) awards granted in January 2008, setting forth the Corporation’s right to recapture amounts covered by the policy and imposing restrictive covenants upon the recipients of the awards following termination. These covenants include, in the case of executive officers, an agreement:

•	not to accept employment or provide services to specified companies or solicit our employees or customers for two years following termination; and

•	to protect the Corporation’s proprietary information, cooperate in investigations, and not disparage the Corporation.

The 2008 equity awards will not be effective unless the executive agrees to the restrictive covenants and the provision implementing the clawback policy.

Executive Severance Plan. None of the Corporation’s executive officers currently has an employment agreement. In 2007, the Compensation Committee reviewed whether employment agreements would serve a corporate purpose. The Compensation Committee concluded not to enter into employment agreements with the Corporation’s executive officers, but decided to review the possibility of adopting an executive severance plan.

In January 2008, the Board of Directors approved the Lockheed Martin Corporation Severance Benefit Plan For Certain Management Employees. Benefits are payable under this plan in the event of a termination of employment initiated by the Corporation, other than for cause. The Board adopted the plan in order to standardize the process by which terminations initiated by the Corporation are handled and to facilitate orderly succession planning. The benefit payable under the plan generally is one times the executive officer’s base salary and the equivalent of one year’s target MICP bonus. For the Chief Executive Officer, the multiplier is 2.99 instead of 1. In addition, executive officers participating in the plan will receive a lump sum payment to cover the cost of medical benefits for one year and outplacement and relocation services. In order to receive the full severance benefit, the executive officer must execute a release of claims against the Corporation and an agreement containing post-employment covenants comparable to those described above for RSU, stock option, and LTIP award agreements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCKHEED MARTIN CORPORATION

By:	/s/ David A. Dedman
David A. Dedman Vice President & Associate General Counsel

January 29, 2008

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